Exhibit 3.5

NO. 12 CERTIFICATE OF INCORPORATION

File No. 71068

State of Oregon

CORPORATION [LOGO] DEPARTMENT

Certificate of Incorporation

OF

OMARK PROPERTIES, INC.

The undersigned, as Corporation Commissioner of the State of Oregon, hereby certifies that duplicate originals of Articles of Incorporation, duly signed and verified pursuant to the provisions of the Oregon Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY, the undersigned, as such Corporation Commissioner, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation and attaches hereto a duplicate original of the Articles of Incorporation

[SEAL]	In Testimony Whereof, I have hereunto set my hand and
affixed hereto the seal of the Corporation Department of the State of Oregon, at Salem, this 20th day of May,1963.

/s/ FRANK HEALY
Corporation Commissioner

	By	/s/ JUNE DUNCAN
Assistant Chief Clerk

No. 57.1 — Corporations for Gain

Three or more persons of the age of 21 years or more may incorporate.  Articles shall be executed in duplicate, and both of the copies forwarded to the Corporation Commissioner, Salem, Oregon.  See Notes 1,2 and 3 on back of this form.  Submit in Duplicate.

FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
MAY 20 1963
FRANK J. HEALY
CORPORATION COMMISSIONER

Articles of Incorporation

OF

OMARK PROPERTIES, INC.

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators under the Oregon Business Corporation Act, adopt the following Articles of Incorporation:

ARTICLE I

•                                          The name of the corporation is OMARK PROPERTIES, INC. and its duration shall be perpetual.

ARTICLE II

•                                          The purpose or purposes for which the corporation is organized are:

(a)                                  to acquire, by purchase, lease, or otherwise, lands and interests in lands, and to own, hold, improve, develop and manage any real estate acquired, and to erect, or cause to be erected, on any lands owned, held, or occupied by the corporation, buildings, or other structures, with their appurtenances, and to manage, operate, lease, rebuild, enlarge, alter or improve any buildings, or other structures, now or hereafter erected on any lands so owned, held or occupied, and to encumber or dispose of any lands or interests in lands, and any buildings or other structures, and any stores, shops, suites, rooms, or part of any buildings or other structures, at any time owned or held by the corporation.

(b)                                 To acquire, by purchase, lease, manufacture, or otherwise, any personal property deemed necessary or useful in the equipment, furnishing, improvement, development or management of any property, real or personal, at any time owned, held, or occupied by the corporation and to invest, trade, and deal in any personal property deemed beneficial to the corporation, and to encumber or dispose of any personal property at any time owned or held by the corporation.

(c)                                  To enter into, or become a partner in, any arrangement for sharing profits, union of interest, or cooperation, joint venture or otherwise, with any person, firm, or corporation to carry on any business which this corporation has the direct or incidental authority to pursue.

(d)                                 Generally to do all and every thing necessary, suitable, desirable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or which shall at any time appear conducive or expedient and be lawful for said corporation to do.

ARTICLE III

•                                          The aggregate number of shares which the corporation shall have authority to issue is ten thousand (10,000) shares without par value.

ARTICLE IV

The address of the initial registered office of the corporation is	9701 S.E. McLoughlin Boulevard, Portland 22, Oregon
(Do not use City P.O. Box No.)
and the name of its initial registered agent at such address is Lyle N. Omdahl.

ARTICLE V

The number of directors constituting the initial board of directors of the corporation is	three,
(At least three)
and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address
(Street and Number, If any)

John D. Gray	2100 S. E. Milport Road
Portland 22, Oregon

Edward P. Skralskis	9701 S. E. McLoughlin Boulevard
Portland 22, Oregon

David S. Pattullo	1014 Public Service Building
Portland 4, Oregon

ARTICLE VI

The name and address of each incorporator is:

Name	Address
(Street and Number, if any)

Donald J. Griswold	1014 Public Service Building
Portland 4, Oregon

H. Myron Gleason	1014 Public Service Building
Portland 4, Oregon

David S. Pattullo	1014 Public Service Building
Portland 4, Oregon

ARTICLE VII

(Add provisions for the regulation of the internal affairs of the corporation as may be appropriate.)

No contract or transaction entered into by the corporation shall be affected by the fact that a director of the corporation was personally interested in the contract or transaction or was personally interested in or a director or officer of a corporation that was personally interested in the contract or transaction if at the meeting of the board of directors making, authorizing and confirming such contract or transaction the interested director discloses his interest therein and such contract or transaction is adopted or ratified by a majority of the directors present.

Dated	May 2, 1963

/s/ David S. Pattullo
/s/ H. Myron Gleason
/s/ Donald J. Griswold

STATE OF OREGON,	} ss.
County of Multnomah,

I, EDITH L. KAISER, a notary public for Oregon, hereby certify that on the 2nd day of May, 1963, personally appeared before me DONALD J. GRISWOLD, H. MYRON GLEASON and DAVID S. PATTULLO who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ EDITH L. KAISER
Notary Public for Oregon

My commission expires September 10, 1964